QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.59

EXECUTION COPY

SECOND AMENDMENT

        SECOND AMENDMENT, dated as of February 5, 2002 (this "Amendment"), to the Fee and Guarantee Agreement, dated as of December 22, 1999 (as amended, supplemented or otherwise modified, the "Agreement"), between North American Van Lines, Inc., as Guarantor, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Lender.

WITNESSETH:

        WHEREAS, pursuant to the Agreement, the Lender has agreed to make, and has made, the Management Loan Facility available to the Borrowers;

        WHEREAS, the Guarantor has requested, and upon this Amendment becoming effective, the Lender has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment;

        NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

        SECTION 1.    DEFINITIONS.    Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

        SECTION 2.    AMENDMENTS TO AGREEMENT.    (a)    The reference to "January 15, 2001" in the sixth and seventh lines of the first paragraph of the Agreement is hereby deleted and "February 19, 2002" is substituted in lieu thereof.

        (b)    The reference to "$2,419,000" in the eighth line of the first paragraph of the Agreement is hereby deleted and "$2,486,500" is substituted in lieu thereof.

        (c)    The reference to "$530,000" in the fifteenth line of the first paragraph of the Agreement is hereby deleted and "$13,500" is substituted in lieu thereof.

        SECTION 3.    AMENDMENT TO SCHEDULE I.    Schedule I to the Agreement is hereby deleted in its entirety and Schedule I attached hereto is substituted in lieu thereof.

        SECTION 4.    CONDITIONS TO EFFECTIVENESS.    This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Guarantor and the Lender shall have executed and delivered this Amendment.

        SECTION 5.    REPRESENTATIONS AND WARRANTIES.    The representations and warranties made by the Guarantor in the Agreement are true and correct on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

        SECTION 6.    PAYMENT OF EXPENSES.    The Guarantor agrees to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.

        SECTION 7.    REFERENCE TO AND EFFECT ON THE AGREEMENT.    On and after the Amendment Effective Date, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, and each reference in the Letter Agreements and in the Term Notes made by the Borrower in connection therewith to "the Fee and

Guarantee Agreement", "thereunder", "thereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Agreement. Except as expressly amended herein, all of the provisions of the Agreement are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

        SECTION 8.    COUNTERPARTS.    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Guarantor and the Lender.

        SECTION 9.    GOVERNORING LAW.    This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NORTH AMERICAN VAN LINES, INC., as Guarantor
By:	/s/ RALPH A. FORD Name: Title:
JPMORGAN CHASE BANK, as Lender
By:	/s/ DOUGLAS G. MACDONALD
	Name:	Douglas G. Macdonald
	Title:	Vice President

2

SCHEDULE I
TO THE FEE AND GUARANTEE AGREEMENT

PART A. New Loans

Name of Borrower	Amount of Loan	Maturity Date
Greg Maiers	$143,775.00	May 5, 2004
John Dupuy	$84,000.00	May 5, 2004
Todd Schorr	$159,750.00	May 5, 2004
Brent Ritenour	$53,250.00	May 5, 2004
Barbara Lambert	$26,625.00	May 5, 2004
Mark Miller	$26,625.00	May 5, 2004
Joseph Noble	$25,500.00	May 5, 2004
Joyce R. Frye	$26,625.00	May 5, 2004
Total	$546,150.00

PART B. Continued Loans

Name of Borrower	Amount of Loan	Maturity Date
Dennis Thompson	$13,500.00	May 5, 2004
Total	$13,500.00

FORM OF LETTER AGREEMENT

        [Insert Date]

[Insert Name and Address of Borrower]

  Re:
  Letter Agreement for a [Insert Loan Amount] Term Loan

[Insert Name of Borrower]:

        North American Van Lines, Inc., a Delaware corporation ("NAVL") or the "Guarantor"), has advised JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Lender") that [Insert Name of Borrower] (the "Borrower"), an employee of Allied Worldwide, Inc. or any subsidiary thereof, intends to purchase [Insert Number of Shares] shares (the "Shares") of common stock of Allied Worldwide, Inc., a Delaware corporation and the holding company parent of NAVL ("Allied Worldwide"), in the near future and that the Borrower requires [Insert Loan Amount] (such amount to be no more than 75% of the coast of the Shares and no less than $10,000) in loans to finance such purchase. Upon and subject to the terms and conditions of this Letter Agreement (this "Agreement"), the Lender agrees to make a term loan of [Insert Loan Amount] in aggregate principal amount (the "Term Loan") to the Borrower. Capitalized terms used but not defined herein are used herein as defined in Annex I hereto.

Term Loan:	[Insert Loan Amount] aggregate principal amount term loan.
Management Loan Facility:
The Term Loan is made pursuant to a $2,500,000 aggregate principal amount term loan facility available for term loans to certain employees of Allied Worldwide or any subsidiary thereof (the "Management Loan Facility").
Procedure for Borrowing:
The Term Loan shall be made on any Business Day (occurring prior to or on February 15, 2002) upon one Business Day's prior written notice to the Lender (the date of such borrowing, the "Closing Date").
Repayment of Principal:	The principal of the Term Loan shall be payable on May 5, 2004.
Interest:
The Term Loan shall bear interest at a rate per annum (based on a 360-day year for Loans in excess of $25,000 and a 365-day year for Loans less than or equal to $25,000) equal to the sum of (A) the Prime Rate of the Lender as publicly announced from time to time (the "Alternate Base Rate" or "ABR") plus (B) 1.00% per annum. Changes in the Prime Rate will be effective concurrently with the announcement thereof. The Prime Rate of the Lender is not intended to be the lowest rate it charges its borrowers for loans. The interest on the Term Loan shall be payable until due (whether as scheduled or by acceleration) quarterly in arrears on the last day of each March, June, September and December (each a "Payment Date") commencing March 31, 2002 and thereafter from time to time upon demand, and upon payment in full. At the reasonable request of the Lender at any time and from time to time, the Borrower agrees, at the Borrower's expense (including the cost of any debit and transfer), to promptly take any necessary action to allow quarterly interest payments to be automatically debited from an account of the Borrower at a financial institution and wired to the Lender.

Term Note:
The Term Loan will evidenced by a promissory note in the form attached hereto as Exhibit A if such Term Loan is in an amount in excess of $25,000 and in the form attached hereto as Exhibit B if such Term Loan is in an amount less than or equal $25,000 (the "Term Note").
Optional Prepayment:
The Borrower, at his option, may from time to time prepay the principal due on the Term Loan, in whole or in part, without premium or penalty, with written notice to the Lender received one Business Day prior to such prepayment specifying the amount of prepayment. Partial prepayments of principal shall be in whole multiples of $1,000, but in no event less than $5,000.
Mandatory Prepayment:
If the Borrower sells or otherwise transfers all or any portion of the Shares to any person, including but not limited to Allied Worldwide, NAVL or Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund"), the Borrower shall prepay in full the remaining principal of the Term Note and interest thereon to the date of the prepayment, provided that if the Borrower sells the Shares to Allied Worldwide, NAVL or CD&R Fund following the Borrower's termination of employment and Allied Worldwide, NAVL or CD&R Fund, as the case may be, elects to pay the purchase price for the Shares in two installments, the Borrower shall (i) on the date of receipt from Allied Worldwide, NAVL or CD&R Fund, as the case may be, of the first such installment, apply the entire amount of such installment first to the prepayment of accrued and unpaid interest on the Term Note to the date of such prepayment and second to the unpaid principal amount of the Term Note and (ii) on the date of receipt from Allied Worldwide, NAVL or CD&R Fund, as the case may be, of the second such installment, apply such installment to the prepayment in full of any remaining unpaid principal of the Term Note, together with accrued and unpaid interest thereon to the date of such prepayment. Any proceeds with respect to a repurchase of any of the Shares by Allied Worldwide or NAVL shall be paid directly to the Lender by Allied Worldwide or NAVL, as the case may be, for the account of the Borrower to be applied to repay the remaining principal of the Term Note and interest thereon to the date of the prepayment. The Borrower hereby directs Allied Worldwide and NAVL to make any such payment directly to the Lender to the extent of the amount owing hereunder and under the Term Note. The Borrower hereby acknowledges that Allied Worldwide and NAVL may rely on advice from the Lender as to the amount owing hereunder and under the Term Note. In the event that the Borrower's employment with Allied Worldwide or any subsidiary thereof is terminated for any reason whatsoever, and (a) Allied Worldwide, NAVL and CD&R Fund have not exercised their respective options to repurchase all or any portion of the Shares then held by the

Borrower (or if, the Borrower's employment was terminated by the Borrower's death, the Borrower's estate) within the 120 day option period (the "Repurchase Option Period") and (b) the Borrower shall not have exercised its right, if any, to require Allied Worldwide or NAVL to purchase all (but not less than all) of the Shares within the 30 day period (the "Repurchase Requirement Period") following the expiration of the Repurchase Option Period, the Lender may demand prepayment in full of the obligations evidenced by the Term Note by written notice (an "Acceleration Notice") to the Borrower (or, as applicable, the Borrower's estate.) If the Lender sends an Acceleration Notice to the Borrower requiring prepayment, the Borrower shall be required to prepay the outstanding principal balance of the Term Note in full, together with all unpaid accrued interest and other charges, on the date which is 20 days after the expiration of the Repurchase Requirement Period.

Guarantees:	All principal and interest on the Term Loan and all other amounts owing hereunder (the "Management Loan Obligations") have been fully and unconditionally guaranteed by the Guarantor pursuant to the Fee and Guarantee Agreement, dated as of December 22, 1999, between the Guarantor and the Lender (as amended, restated, renewed, replaced, waived, supplemented or otherwise modified from time to time, the "Fee and Guarantee Agreement") which is further guaranteed by Allied Worldwide and certain subsidiaries of NAVL pursuant to the Guarantee and Collateral Agreement, dated as of November 19, 1999 (as amended, restated, renewed, refunded, replaced, refinanced, waived, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), made by Allied Worldwide (formerly known as NA Holding Corporation), NAVL and certain subsidiaries of NAVL in favor of the Lender, in its capacity as administrative agent for the lenders (including the Lender) party to the Credit Agreement, and the Fee and Guarantee Agreement is intended to be a "Guarantee Obligation" of NAVL of the type referred to in subsection 8.4(b) of the Credit Agreement. The guarantees referred to above shall be secured pari passu by the collateral referred to in the Guarantee and Collateral Agreement.
Representations and Warranties:	The Borrower hereby represents and warrants that:

(a) the execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any requirement of law or contractual obligation of the Borrower and (ii) will not result in, or require, the creation or imposition of any pledge, lien or other encumbrance on any of the Borrower's property or revenues pursuant to any such requirement of law or contractual obligation;

(b) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending, or, to the knowledge of Borrower, threatened by or against the Borrower other than claims being contested in good faith and which, to the Borrower's knowledge, are not deemed reasonably material by the Lender;

(c) the Borrower's personal financial statements delivered prior to the Closing Date were true and correct in all material respects as of the date delivered and there has been no development or event which has or would reasonably be expected to have a material adverse effect on the financial condition of the Borrower and is not reflected in such financial statements;

(d) each of this Agreement and the Term Note (collectively, the "Loan Documents") constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(e) the Borrower has filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid all material taxes which are due and payable; and

(f) the Borrower is fully aware of and knowledgeable about the risks inherent in association with the Borrower's purchase of the Shares and acknowledges that the Lender has not encouraged or solicited such purchase or advised the Borrower with respect thereto.
Conditions Precedent:	The obligation of the Lender to make the Term Loan on the Closing Date shall be subject to the satisfaction of the following conditions precedent on the date upon which the Term Loan is made:
(a) each of the representations and warranties made by the Borrower contained herein shall be true and correct in all material respects as of the date hereof;
(b) the Lender shall have received counterparts hereof, duly executed and delivered by the Borrower;
(c) the Lender shall have received the Term Note, substantially in the form of Exhibit A or Exhibit B hereto, as the case may be, duly executed and delivered by the Borrower;

(d) the Lender shall have received the personal financial statements of the Borrower, credit agency reports and any supporting information reasonably deemed necessary by the Lender in form and substance reasonably satisfactory to the Lender;

(e) the Lender shall have received a legal opinion from counsel to Allied Worldwide, NAVL and its subsidiaries, as to the validity, authorization, execution, delivery and enforceability of the Guarantee and Collateral Agreement, the Fee and Guarantee Agreement and such other matters reasonably requested by the Lender with respect to Allied Worldwide, NAVL and its subsidiaries, in form and substance reasonably satisfactory to the Lender; and
(f) the Lender shall have received approval from its credit committee for the Term Loan to be made to the Borrower.

Affirmative Covenants:	The Borrower hereby covenants and agrees with the Lender that, so long as the Term Loan is outstanding, in whole or in part:
(a) the proceeds of the Term Loan will only be used to purchase the Shares;

(b) the Borrower will, unless contested in good faith, promptly pay all taxes and all indebtedness and obligations when due and comply with all laws;
(c) the Borrower will notify the Lender of any litigation which might reasonably be expected to materially impair the Borrower's ability to repay its Term Loan;

(d) until all principal and interest on the Term Loan has been repaid, the Borrower will annually provide, within 30 days of each calendar year end, an updated personal financial statement to the Lender on the customary form of the Lender;
(e) the Lender will receive prompt notice of (i) any change in the Borrower's address or (ii) the termination of the Borrower's employment with Allied Worldwide or any subsidiary thereof; and

(f) the Lender will receive prompt notice of any change or closing of the Borrower's account from which interest payments are being automatically debited pursuant to this Agreement and the Borrower will, at the Borrower's expense (including the cost of any debit and transfer), promptly take any reasonable and necessary action to continue to allow quarterly interest payments to be automatically debited from an account of the Borrower at a financial institution and wired to the Lender.
Events of Default:	Each of the following events shall constitute an event of default ("Event of Default") hereunder:
(a) the Borrower shall fail to pay when due any principal or any interest owing on the Term Note;
(b) the Borrower shall fail to observe or perform in any material respect any covenant, obligation or agreement under the Loan Documents and such failure continues for 30 days;

(c) any material representation or warranty made by Allied Worldwide, NAVL or any of its subsidiaries in the Guarantee and Collateral or by NAVL in the Fee and Guarantee Agreement or by the Borrower in the Loan Documents, or any financial or other written statement of the Borrower delivered to the Lender by or on behalf of the Borrower is incorrect or incomplete on or as of the date made or deemed made;

(d) the Borrower shall fail to pay when due any principal of or interest or any other amount on any other indebtedness of such Borrower in an aggregate principal amount in excess of the lesser of $20,000 or 50% of the original principal amount of the Borrower's other aggregate indebtedness (the "Threshold Amount"), or for any applicable grace period to perform in any material respect any of such Borrower's other obligations, covenants or liabilities under any such indebtedness which default or failure to perform would permit the acceleration of such indebtedness; any acceleration of the maturity of any such indebtedness; or the occurrence of any other event and expiration of any applicable grace period, which occurrence would permit the acceleration of such indebtedness;
(e) the commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a money judgment against such Borrower in any amount equal to the Threshold Amount, or more;

(f) the validity or enforceability of the Term Note or of any other agreement delivered in connection with the Term Loan by the Borrower shall be contested in writing by the Borrower or declared null and void by a court of competent jurisdiction, or the Borrower shall deny in writing that the Borrower has any liability under the Term Note or any such agreement; or the validity or enforceability of the Fee and Guarantee Agreement or the Guarantee and Collateral Agreement shall be contested in writing by Allied Worldwide, NAVL or any of its subsidiaries or declared null and void by a court of competent jurisdiction, or any such person shall deny in writing that it has any liability under the Fee and Guarantee Agreement or the Guarantee and Collateral Agreement;

(g) the appointment of a bankruptcy trustee, liquidator or receiver for, or for any of the property of the Borrower, Allied Worldwide, NAVL or any of its subsidiaries; or a general assignment for the benefit of creditors by the Borrower, Allied Worldwide, NAVL or any of its subsidiaries;

(h) the commencement by or against the Borrower, Allied Worldwide, NAVL or any of its subsidiaries of a case or proceeding under any bankruptcy, insolvency, or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness (other than by voluntary agreement of the affected creditors) or reorganization or liquidation;
(i) the financial condition or credit standing of the Borrower shall become materially impaired in the reasonable opinion of the Lender;

(j) except as permitted by the Credit Agreement, the dissolution, merger or consolidation of, or the sale or disposal of all or substantially all of the assets, of Allied Worldwide, NAVL or any of its subsidiaries without the prior written consent of the Lender; or

(k) the acceleration of the maturity of the obligation of Allied Worldwide, NAVL or any of its subsidiaries under the Credit Agreement or the Guarantee and Collateral Agreement or all such obligations thereunder shall become due in accordance with the terms thereof and shall remain unpaid.

In the event that an Event of Default hereunder shall occur and be continuing, then, and in any such event, the Lender may, by notice to the Borrower, declare the Term Loan (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and notice of protest are hereby expressly waived.

No Waiver; Cumulative Remedies:	No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Severability:
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
GOVERNING LAW:	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Submission to Jurisdiction:	Each of the Lender and the Borrower hereby irrevocably and unconditionally:

(a) agrees that all actions or proceedings initiated by the Borrower or the Lender and arising directly or indirectly out of the Loan Documents shall be litigated in courts of the State of New York, the courts of the United States of America located in the city, state or county of New York, or, if the Lender initiates or removes such action, in addition to the foregoing courts, any court in which the Lender shall initiate such action or to which the Lender shall remove such action, to the extent such court has jurisdiction;

(b) submits and consents in advance to such jurisdiction in any action or proceeding commenced by the Lender or the Borrower in or removed by the Lender to any such court, and hereby agrees that (i) personal service of the summons and complaint, or other process or papers issued therein may be served in the manner provided for notices herein and (ii) service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to the Borrower or the Lender at the address set forth herein;
(c) waives any claim that any such court is an inconvenient forum or an improper forum based on lack of venue;

(d) agrees that to the extent provided by law, should the Borrower, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, the Borrower shall be deemed in default and an order and/or judgment may be entered by the court against such person as demanded or prayed for in such summons, complaint, process or papers;

(e) agrees that the exclusive choice of forum for the Borrower set forth in this Section shall not be deemed to preclude the enforcement, by the Lender, of any judgment obtained in any other forum or the taking, by the Lender, of any action to enforce the same in any other appropriate jurisdiction, and the Borrower hereby waives the right to collaterally attack any such judgment or action; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
Notices:
All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as specified under the caption "Address for Notices" on the signature page hereof or to such other address as may be hereafter notified by the respective parties hereto.
WAIVER OF JURY TRIAL:
THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LETTER DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Miscellaneous:
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and all future holders of the Term Note and their respective estates, administrators and executors and successors and assigns, except that the Borrower may not assign or transfer any of his rights or obligations under this Agreement without the prior written consent of the Lender.

This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        If this Agreement is satisfactory to the Borrower, the Borrower should so indicate by executing and delivering to the Lender a copy hereof, whereupon it shall become a binding agreement between the Borrower and the Lender.

Very truly yours,
JPMORGAN CHASE BANK

By:
Name: Title:
Address for Notices: JPMorgan Chase Bank 345 Park Avenue, 4th Floor New York, New York 10154 Attention: Douglas Macdonald Telecopy: (212) 464-0943

ACCEPTED AND AGREED as of this day of , 2003 by the Borrower:

Name:
Address for Notices:

On the day of , 2002, before me personally appeared to me known and known by me to be the person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

Notary Public

EXHIBIT A TO
LETTER AGREEMENT

FORM OF TERM NOTE

[Amount of Term Loan]	New York, New York [Date]

        FOR VALUE RECEIVED, the undersigned, [Insert Name of Borrower] (the "Borrower"), hereby unconditionally promises to pay to the order of JPMORGAN CHASE BANK (the "Lender") at the office of JPMorgan Chase Bank, 345 Park Avenue, New York, New York, 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of [AMOUNT OF TERM LOAN] ($[AMOUNT OF TERM LOAN]). The principal amount of the Term Loan shall be paid in the amount and on the date specified in the Letter Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding until paid in full (both before and after judgment) at the rate and on the dates specified in the Letter Agreement.

        This Term Note is (a) the "Term Note" referred to in the Letter Agreement, dated as of                         , 2002 (as amended, waived, supplemented or otherwise modified from time to time, the "Letter Agreement"), between the Borrower and the Lender and is entitled to the benefits thereof, (b) subject to mandatory prepayment and optional prepayment in whole or in part as provided in the Letter Agreement and (c) secured and guaranteed as provided in the Credit Agreement, the Letter Agreement, the Fee and Guarantee Agreement and the Guarantee and Collateral Agreement. Reference is hereby made to the Credit Agreement, the Letter Agreement, the Fee and Guarantee Agreement and the Guarantee and Collateral Agreement for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

        Terms used herein which are defined in the Letter Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Letter Agreement.

        All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notices of protest.

        THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Name:

EXHIBIT B TO
LETTER AGREEMENT

FORM OF TERM NOTE

[Amount of Term Loan]	New York, New York [Date]

        FOR VALUE RECEIVED, the undersigned, [Insert Name of Borrower] (the "Borrower"), hereby unconditionally promises to pay to the order of JPMORGAN CHASE BANK (the "Lender") at the office of JPMorgan Chase Bank, 345 Park Avenue, New York, New York, 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of [AMOUNT OF TERM LOAN] ($[AMOUNT OF TERM LOAN]). The principal amount of the Term Loan shall be paid in the amount and on the date specified in the Letter Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding until paid in full (both before and after judgment) at the rate and on the dates specified in the Letter Agreement.

        This Term Note is (a) the "Term Note" referred to in the Letter Agreement, dated as of                         , 2002 (as amended, waived, supplemented or otherwise modified from time to time, the "Letter Agreement"), between the Borrower and the Lender and is entitled to the benefits thereof, (b) subject to mandatory prepayment and optional prepayment in whole or in part as provided in the Letter Agreement and (c) secured and guaranteed as provided in the Credit Agreement, the Letter Agreement, the Fee and Guarantee Agreement and the Guarantee and Collateral Agreement. Reference is hereby made to the Credit Agreement, the Letter Agreement, the Fee and Guarantee Agreement and the Guarantee and Collateral Agreement for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Term Note in respect thereof.

        Terms used herein which are defined in the Letter Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Letter Agreement.

        All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notices of protest.

LOAN SUMMARY

Annual Percentage Rate	Finance Charge	Amount Financed	Total of Payments

The cost of my credit as a yearly rate.	The dollar amount the credit will cost me.	The amount of credit provided to me or on my behalf.	The amount I will have paid after I have made all payments as scheduled.
%	$	$	$

Payment Schedule:	Number of Payments Amount of Payments Payments Due

Variable Interest Rate:
The Annual Percentage Rate disclosed above may increase during the term of the transaction if the Alternate Base Rate under the Letter Agreement ("ABR") increases. The rate for the Term Loan is ABR plus 1.00% per annum. If the ABR increases, the Annual Percentage Rate on the Term Loan will increase by a corresponding amount. Any increase in the annual percentage rate will result in higher payment amounts. For example, if the Term Loan is for $10,000 over three months at an initial rate of % and the rate increased to % after one month, payments on the Term Loan would increase by $ .
Late Charge:
There is no late charge on the Term Loan. If payment is not made when due, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Letter Agreement.
Prepayment:	This Term Note may be prepaid without penalty in whole multiples of $1,000 in excess of $5,000.
See the Letter Agreement for any additional information about non-payment, other Events of Default, any mandatory prepayment in full before the scheduled date and any security interests.
Itemization of Amount Financed:	The entire amount of the Term Loan, $ , will be paid directly to the Borrower.

        THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Name:

ANNEX 1

DEFINITIONS

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Credit Agreement" shall mean the Credit Agreement, dated as of November 19, 1999, among North American Van Lines, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto. The Bank of New York, as documentation agent, Banc of America Securities LLC, as syndication agent, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as collateral agent and administrative agent for the lenders thereunder (as the same may be amended, restated, renewed, refunded, replaced, refinanced, waived, supplemented or otherwise modified from time to time).

        "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank (or any successor) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors).

                        , 2002

JPMorgan Chase Bank
345 Park Avenue, 4th Floor
New York, New York 10154
Attention: Douglas Macdonald

Ladies and Gentlemen:

        Reference is hereby made to a letter agreement, dated                        , 2002 (the "Letter Agreement"), between the undersigned (the "Borrower") and JPMorgan Chase Bank (the "Lender") relating to the borrowing of a term loan of $                        in aggregate principal amount (the "Term Loan"). All terms used herein without definition shall have the meanings set forth in the Letter Agreement.

        The Borrower hereby authorizes the Lender to pay all proceeds of the Term Loan to the account of North American Van Lines Holding Corp. on the Closing Date as follows:

    [National City Bank of Indiana
    ABA# 074000065
    To the account of North American Van Lines
    Account No. 301521563]

        Please call me at                        with any questions or comments.

                      Very truly yours,

                      [INSERT NAME OF BORROWER]

FORM OF LETTER AGREEMENT

[Insert Date]

[Insert Name and Address of Borrower]

  Re:
  Letter Agreement for a [Insert Loan Amount] Term Loan

[Insert Name of Borrower]:

        North American Van Lines, Inc., a Delaware corporation ("NAVL" or the "Guarantor"), has advised JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Lender") that [Insert Name of Borrower] (the "Borrower"), an employee of Allied Worldwide, Inc. or any subsidiary thereof, intends to purchase [Insert Number of Shares] shares (the "Shares") of common stock of Allied Worldwide, Inc., a Delaware corporation and the holding company parent of NAVL ("Allied Worldwide"), in the near future and that the Borrower requires [Insert Loan Amount] (such amount to be no more than 75% of the cost of the Shares and no less than $10,000) in loans to finance such purchase. Upon and subject to the terms and conditions of this Letter Agreement (this "Agreement"), the Lender agrees to make a term loan of [Insert Loan Amount] in aggregate principal amount (the "Term Loan") to the Borrower. Capitalized terms used but not defined herein are used herein as defined in Annex I hereto.

Term Loan:	[Insert Loan Amount] aggregate principal amount term loan.
Management Loan Facility:
The Term Loan is made pursuant to a $2,500,000 aggregate principal amount term loan facility available for term loans to certain employees of Allied Worldwide or any subsidiary thereof (the "Management Loan Facility").
Procedure for Borrowing:
The Term Loan shall be made on any Business Day (occurring prior to or on February 19, 2002) upon one Business Day's prior written notice to the Lender (the date of such borrowing, the "Closing Date").
Repayment of Principal:	The principal of the Term Loan shall be payable on May 5, 2004.
Interest:	The Term Loan shall bear interest at a rate per annum (based on a 360-day year for Loans in excess of $25,000 and a 365-day year for Loans less than or equal to

QuickLinks

  Exhibit 10.59 EXECUTION COPY
SECOND AMENDMENT
WITNESSETH
  SCHEDULE I TO THE FEE AND GUARANTEE AGREEMENT
FORM OF LETTER AGREEMENT
  EXHIBIT A TO LETTER AGREEMENT
FORM OF TERM NOTE
  EXHIBIT B TO LETTER AGREEMENT
FORM OF TERM NOTE
LOAN SUMMARY